UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019 (July 8, 2019)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)    On July 8, 2019, Manmeet S. Soni resigned from his positions as Senior Vice President, Chief Financial Officer (“CFO”), principal financial officer and principal accounting officer of Alnylam Pharmaceuticals, Inc. (“Alnylam” or the “Company”), effective August 12, 2019 (the “Separation Date”). Mr. Soni will assist in a reasonable transition of responsibilities to his successor, including the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, and has agreed to provide ongoing consultation to the Company on an as-needed basis through August 12, 2020.

In connection with the conclusion of his employment with the Company, Mr. Soni and the Company have entered into a Separation Agreement dated July 10, 2019 (the “Separation Agreement”) Under the Separation Agreement, in consideration for his continued service through the Separation Date and his agreement to a general release and certain other standard terms and conditions, the Company has agreed to provide Mr. Soni with the following severance pay and benefits: (i) twelve months of salary continuation, and (ii) the cost of COBRA premiums, less Mr. Soni’s regular contribution towards premiums prior to the Separation Date, until the earlier of February 28, 2021 and the date Mr. Soni becomes eligible for coverage through another employer. In addition, in consideration for his provision of up to ten hours of consulting services per month to the Company following the Separation Date through August 12, 2020 (the “Consulting Period”) and subject to Mr. Soni’s compliance with all continuing obligations to the Company, the Company has agreed to continue the vesting of any equity awards outstanding as of the Separation Date through the Consulting Period. All equity awards vested at the end of the Consulting Period will be exercisable through November 12, 2020.

(c)    On July 11, 2019, Alnylam announced that Jeffrey Poulton is joining the Company on July 11, 2019. As part of an orderly transition, Mr. Poulton will succeed Mr. Soni as the Company’s CFO effective August 13, 2019. Mr. Poulton will also succeed Mr. Soni as Alnylam’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission (“SEC”) reporting purposes, effective August 13, 2019.

Prior to joining the Company, Mr. Poulton, 51, served as CFO of Indigo Ag, Inc., a company dedicated to harnessing nature to help farmers sustainably feed the planet, from January 2018 until April 2019. Prior to that Mr. Poulton was CFO of Shire plc, and a member of Shire’s Executive Committee and Board of Directors from April 2015 through December 2017, after serving as interim CFO from January 2015 to April 2015. As CFO of Shire, he had responsibility for all aspects of the finance organization including SEC reporting, Treasury, Tax, Internal Audit, Financial Planning & Analysis, Investor Relations, and Procurement. Prior to his CFO role at Shire, and beginning in 2003, Mr. Poulton held a variety of financial roles and also served in a general management capacity while leading Shire’s rare disease commercial operations in North America, Latin America, and Asia Pacific. Prior to his fifteen-year tenure at Shire, Mr. Poulton led corporate finance and business development initiatives in both the energy and materials manufacturing sectors, acting in financial leadership positions at Cinergy Corp and PPG Industries. He also served as a U.S. Navy Commissioned Officer aboard the USS Peoria. Mr. Poulton holds a B.A. in Economics from Duke University and an MBA in Finance from the Kelley School of Business at Indiana University.

In connection with his employment with the Company as Executive Vice President and CFO, Mr. Poulton will receive an annual base salary of $530,000. Mr. Poulton will also be eligible for an annual cash bonus (commencing with a pro-rated bonus for 2019) under the Company’s Annual Incentive Program with an annual incentive target of 50% of his then current annual base salary, subject to the achievement of certain performance goals established by the Company. Achievement of Company goals will be determined by the Board of Directors (the “Board”) and any cash bonus paid will be calculated in accordance with the terms of such Annual Incentive Program. The Compensation Committee of the Board has also approved the grant, effective as of the first trading day of the month immediately following Mr. Poulton’s start date (the “Grant Date”), of an option to purchase an aggregate of 125,000 shares of Alnylam’s common stock. The stock options granted to Mr. Poulton will have a ten-year term and an exercise price equal to the per share closing price of the Company’s common stock as reported by Nasdaq on the Grant Date. The stock options will vest over four years, with 25% vesting on the first anniversary of the Grant Date and the remainder vesting ratably at the end of each three-month period thereafter over the remaining three years.

Mr. Poulton will also be eligible for all other compensation and benefit plans available to the Company’s executive officers.

In particular, Mr. Poulton and the Company will also enter into a Change in Control (“CIC”) Agreement consistent with the form of the existing CIC Agreement entered into between the Company and its executive officers filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

In addition, the Company will enter into an indemnification agreement with Mr. Poulton consistent with the form of the existing indemnification agreement entered into between the Company and its executive officers filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 7.01.	Regulation FD Disclosure.

On July 11, 2019, the Company issued a press release announcing Mr. Poulton will succeed Mr. Soni as CFO. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 11, 2019 furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: July 11, 2019
	By:	/s/ Laurie B. Keating
Laurie B. Keating
Executive Vice President, Chief Legal Officer and Secretary